                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               SAUL CENTERS, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              SAUL CENTERS, INC.
                            8401 Connecticut Avenue
                         Chevy Chase, Maryland  20815
                                (301) 986-6200



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 23, 1999

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation, will be held at 11:00 a.m. local time, on April 23, 1999, at the Embassy Suites Chevy Chase Pavilion, 4300 Military Road, N.W., Washington, D.C. (at the intersection of Western and Wisconsin Avenues, adjacent to Friendship Heights Metro Stop on the Metro Red Line), for the following purposes.

     1. To elect four directors to serve until the annual meeting of stockholders in 2002, or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on February 22, 1999 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.


                                          By Order of the Board of Directors

                                          /s/ Scott V. Schneider
                                          Scott V. Schneider
                                          Chief Financial Officer and Secretary

March 12, 1999
Chevy Chase, Maryland

                              SAUL CENTERS, INC.
                            8401 Connecticut Avenue
                         Chevy Chase, Maryland  20815
                                (301) 986-6200

                         ----------------------------
                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 23, 1999
                        -------------------------------

                                    GENERAL

     This Proxy Statement is furnished by the Board of Directors of Saul Centers, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on April 23, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on February 22, 1999 will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. The Company has retained Corporate Investor Communications, Inc. to assist with distribution of soliciting materials and solicitation of proxies. Corporate Investor Communications, Inc. will be paid a fee of $4,500 for its services, plus reasonable and customary expenses. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to stockholders on or about March 12, 1999.

     As of February 19, 1999, 12,956,670 shares of Common Stock of the Company, $0.01 par value per share (Common Stock), were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 22.7% of the outstanding shares of Common Stock, excluding 6.5% of the outstanding Common Stock held by the B. F. Saul Company Employees' Profit Sharing Retirement Trust, two of five trustees of which are officers and directors of the Company. The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposal set forth in this Proxy Statement.

                             ELECTION OF DIRECTORS

Nominees and Directors

     The First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company provide that there shall be no fewer than three, nor more than fifteen directors, as determined from time to time by the directors in office. From June 1993 until June 1997, the Board of Directors was composed of nine directors, and in June 1997 two additional directors were elected. The Board of Directors is divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in April of each year. The directors elected at the annual meeting of stockholders in 1999 will serve until the annual meeting of stockholders in 2002. Under the Company's First Amended and Restated Articles of Incorporation, a majority of the directors must be independent directors, who are directors unaffiliated with B. F. Saul Real Estate Investment Trust, Chevy Chase Bank, B. F. Saul Company and certain affiliated entities (collectively, "The Saul Organization"). Messrs. Jackson, Kelley, Longsworth, Noonan, Sullivan and Symington are independent directors.

     The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the nominees listed below unless authority is withheld.

     The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past five years of each nominee and director of the Company. Nominees Saul II, Symington and Whitmore are presently directors of the Company and have served as such since June 1993. Nominee Sullivan is presently a director of the Company and has served as such since June 1997. All shall, if elected, continue to serve as a director until his successor has been duly elected and qualified.

Class Three Directors Term Ends at 2002 Annual Meeting (if elected)

                                                     Principal Occupation and
Name                       Age                       Current Directorships
----                       ---                       ------------------------
B. Francis Saul II         66                        Chairman and Chief Executive Officer of the Company. President and Chairman of
                                                     the Board of Directors of the B.F. Saul Company since 1969. Chairman of the
                                                     Board of Trustees of the B.F. Saul Real Estate Investment Trust since 1969 and a Trustee since 1964. Chairman of the Board and Chief Executive Officer of
                                                     Chevy Chase Bank since 1969. Member of National Gallery of Art Trustees
                                                     Council. Trustee of the National Geographic Society and the Brookings
                                                     Institution. Director of Board of Visitors & Governors of Washington College.

Mark Sullivan III                     57               Director of the Company. President since 1996 of the Small Business Funding
                                                       Corporation, a company providing a secondary market facility for the purchase and securitization of small business loans. Practiced law in Washington,
                                                       D.C., advising senior management of financial institutions on legal and policy matters from 1989 to 1996.

James W. Symington                    71               Director of the Company. Of Counsel in the law firm of O'Connor & Hannan since 1986. Member of Congress from 1969 to 1977. Chairman Emeritus of
                                                       National Rehabilitation Hospital.

John R. Whitmore                      65               Director of the Company. Senior Advisor to the Bessemer Group, Inc. since
                                                       1998. Formerly President and Chief Executive Officer of the Bessemer Group
                                                       and its Bessemer Trust Company subsidiaries (a financial management and banking group) and director of Bessemer Securities Corporation from 1975 to
                                                       1998. Director of the B.F. Saul Company and Chevy Chase Property Company.
                                                       Trustee of the B.F. Saul Real Estate Investment Trust.

Class One Directors Term Ends at 2000 Annual Meeting

                                                       Principal Occupation and
Name                                  Age              Current Directorships
----                                  ---              ---------------------
Philip D. Caraci                      60               President and a Director of the Company. Senior Vice President and Secretary
                                                       of the B.F. Saul Real Estate Investment Trust since 1987. Executive Vice
                                                       President of the B.F. Saul Company with which he has been associated since
                                                       1972. President of Franklin Property Company since 1986.

Gilbert M. Grosvenor                  67               Director of the Company. President (1980 through 1996) and Chairman of the
                                                       Board of Trustees since 1987 of the National Geographic Society, with which he has been associated since 1954. Director of Chevy Chase Bank, Marriott
                                                       International Corporation, Ethyl Corp., and a Trustee of the B.F. Saul Real
                                                       Estate Investment Trust.

Philip C. Jackson, Jr.                70               Director of the Company. Adjunct Professor at Birmingham-Southern College
                                                       since 1989. Member of the Thrift Depositors Protection Oversight Board from
                                                       1990 until 1993. Vice Chairman and a Director of Central Bancshares of the
                                                       South from 1980 to 1989. Member of the Board of Governors of the Federal
                                                       Reserve System from 1975 to 1978. Director of USG Corporation, International
                                                       Realty Corporation and Jackson Insurance Agency.

Class Two Directors Term Ends at 2001 Annual Meeting

                                                       Principal Occupation and
Name                                  Age              Current Directorships
----                                  ---              ---------------------
General Paul X. Kelley                70               Director of the Company. Partner of J.F. Lehman & Company since 1998. Vice
                                                       Chairman of Cassidy & Associates from 1989 to 1998. Commandant of the Marine
                                                       Corps and member of the Joint Chiefs of Staff from 1983 to 1987. Director of
                                                       Allied Signal Inc., GenCorp. Inc., Sturm Ruger & Company Inc., UST, Inc., and
                                                       The Wackenhut Corporation.

Charles R. Longsworth                 69               Director of the Company. Chairman Emeritus of Colonial Williamsburg
                                                       Foundation. Chairman and Trustee of Colonial Williamsburg Foundation from
                                                       1977 through 1994. Chairman Emeritus, Trustees of Amherst College. Director
                                                       of Crestar Financial Corporation, Houghton Mifflin, Inc., and Virginia
                                                       Eastern Shore Economic Development Corp.

Patrick F. Noonan                     56               Director of the Company. Chairman of The Conservation Fund since 1985.
                                                       Trustee of the National Geographic Society. On the Board of Advisors of Duke
                                                       University School of the Environment. Director of Ashland, International
                                                       Paper, American Gas Index Fund and Rushmore Funds.

B. Francis Saul III                   37               Senior Vice President and a Director of the Company. Senior Vice President of
                                                       the B. F. Saul Company since 1991. Senior Vice President and a Trustee of the
                                                       B.F. Saul Real Estate Investment Trust. Director of Chevy Chase Bank.
                                                       Director of the Greater Washington Boys & Girls Club and The Heights School.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of Common Stock present is required for the election of directors.

     The Board of Directors met five times during 1998. Each member of the Board attended at least 83% of the aggregate meetings of the Board and of the Committees of the Board on which he served.

Compensation of Directors

     Directors of the Company are currently paid an annual retainer of $18,000 and a fee of $1,000 for each Board or Committee meeting attended. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 1998, the Company paid its directors total compensation of $268,000, of which $87,450 was paid in cash and $180,550 was paid in deferred stock compensation (as described below).

     In addition, directors may elect to participate in the Deferred Compensation Plan discussed below. For the year ended December 31, 1998, 15,578 shares were credited to the directors deferred fee accounts.

Committees of the Board of Directors

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

     The Audit Committee is composed of Messrs. Kelley, Longsworth, Noonan and Symington. It makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of each audit engagement, approves professional services provided by the independent public accountants, considers the range of audit and non-audit fees, reviews the Company's financial statements, evaluates the performance of the independent public accountants and the Company's financial and accounting personnel, and reviews the adequacy of the Company's internal accounting controls. This Committee met three times during 1998.

     The Compensation Committee is composed of Messrs. Grosvenor and Whitmore. It determines compensation for the Company's executive officers and administers any stock, incentive or other compensation plans adopted by the Company, including the Company's 1993 Stock Option Plan (the Stock Option Plan). This Committee met once during 1998.

     The Executive Committee is composed of Messrs. Caraci, Jackson and Saul II. It has such authority as is delegated to it by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs. This Committee met once during 1998.

     The Company does not have a nominating committee.

Compensation Committee Interlocks and Insider Participation

     B. Francis Saul II, Chairman of the Board and Chief Executive Officer of the Company, served on the Board of Trustees and the Compensation Committee of the National Geographic Society during 1998. Gilbert M. Grosvenor, a director of the Company and a member of the Company's Compensation Committee during 1998, serves as Chairman of the Board of Trustees of the National Geographic Society.

Executive Officers Who Are Not Directors

     The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past ten years of each executive officer who is not a director of the Company. Each listed individual has held an office with the Company since its inception in June 1993.

Name                          Age        Position and Background
----                          ---        -----------------------
Christopher H. Netter         44         Senior Vice President - Leasing. Vice President of
                                         the B.F. Saul Company and Franklin Property Company
                                         and Assistant Vice President of the B.F. Saul Real Estate
                                         Investment Trust from 1987 to 1993.

Scott V. Schneider            41         Senior Vice President - Chief Financial Officer, Treasurer
                                         and Secretary. Vice President of the B.F. Saul
                                         Company and Franklin Property Company and Assistant
                                         Vice President of the B.F. Saul Real Estate Investment
                                         Trust from 1985 to 1993.

Charles W. Sherren, Jr.       45         Vice President - Management. Vice President of the B.F.
                                         Saul Company and Franklin Property Company and
                                         Assistant Vice President of the B.F. Saul Real Estate
                                         Investment Trust from 1981 to 1993.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Companys officers and directors, and persons who own more than 10% of a registered class of the Companys equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

     To the best of the Company s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no person was late filing SEC Forms 3, 4 or 5 during the period January 1, 1998 through December 31, 1998.


Deferred Compensation Plan

     A Deferred Compensation Plan was established by the Company, effective January 1, 1994, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director's fees to be earned in that year and the following years. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director is determined based on the market value of the Common Stock on the day the deferred director's fees were earned.

     In connection with the Company's initial public offering of its Common Stock in 1993, 20,000 shares of Common Stock were authorized for a deferred compensation plan and were reserved for listing with the New York Stock Exchange upon issuance. In 1996, the Company reserved for listing with the New York Stock Exchange an additional 50,000 shares of Common Stock in connection with the Deferred Compensation Plan. Through December 31, 1998, 54,185 of these 70,000 shares have been credited to the directors deferred fee accounts.

                            EXECUTIVE COMPENSATION

Annual Compensation

     The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to the executive officers for, or with respect to, the fiscal periods ended December 31, 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                Annual Compensation      Long-Term
                                -------------------
                                                        Compensation         All
                                                        ------------
                                                        Stock Option        Other
Name and Principal Position      Year  Salary    Bonus  Awards (Shs)    Compensation (1)
                                 ----  ------    -----  ------------    ----------------
B. Francis Saul II               1998  $125,000  $10,000      -----         ------
         Chairman and            1997   125,000   10,000      -----         ------
         Chief Executive Officer 1996   125,000   10,000      -----         ------

Philip D. Caraci                 1998   258,333   21,200      -----         ------
         President               1997   238,333   19,600      -----         ------
                                 1996   218,333   18,000      -----         ------

B. Francis Saul III (2)          1998   138,333   10,150      -----         ------
         Senior Vice President   1997    66,346    8,750      -----         ------
                                 1996     -----    -----      -----         ------

Christopher H. Netter            1998   167,809   12,250      -----        $11,297
         Senior Vice President   1997   149,028   10,850      -----         10,921
         Leasing                 1996   140,084    9,905      -----         10,338

Scott V. Schneider               1998   165,154   11,900      -----         11,987
         Senior Vice President   1997   150,584   10,850      -----         11,013
         Chief Financial Officer 1996   141,151   10,115      -----         10,349

Charles W. Sherren, Jr.          1998   127,277    8,750      -----          8,967
         Vice President          1997   115,610    8,260      -----          8,462
         Management              1996   110,596    7,875      -----          8,165

(1) Amounts paid represent Companys contribution to Employees Profit Sharing Retirement Trust and Companys payment of life insurance premiums for the benefit of the named executive officers.

(2)  Became an officer of the Company in June 1997.

Options Exercised and Fiscal Year-End Values

     The following table sets forth certain information with respect to unexercised stock options held by the Chief Executive Officer and the named executive officers at December 31, 1998. None of such officers exercised any stock options during the year ended December 31, 1998.


                       VALUE OF UNEXERCISED OPTIONS (1)

                                                           Number of
                                                        Unexercised Options
                                                     at December 31, 1998 (2)
                                             ------------------------------------------
Name and Principal Position                  Exercisable                  Unexercisable
                                             -----------                  -------------
B. Francis Saul II                            -----                         ------
         Chairman and
         Chief Executive Officer

Philip D. Caraci                              100,000                       ------
         President

B. Francis Saul III
         Senior Vice President                ------                        ------

Christopher H. Netter                          25,000                       ------
         Senior Vice President
         Leasing

Scott V. Schneider                             25,000                       ------
         Senior Vice President
         Chief Financial Officer

Charles W. Sherren, Jr.                        20,000                       ------
         Vice President
         Management

(1)  No options were in-the-money at December 31, 1998.

(2) All unexercised options are fully vested, have an exercise price of $20 per share and expire on September 23, 2003, with earlier expiration to occur at employment termination.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised of Messrs. Grosvenor and Whitmore. Members of the Compensation Committee are selected each year by the full Board of Directors. All members of the Compensation Committee must be outside directors, who are not (i) officers or former officers of the Company; (ii) employees of the Company or any of its subsidiaries; (iii) relatives of the Chief Executive Officer; (iv) holders of more than 5% of the Company's voting stock; (v) members of an organization acting as an advisor, legal counsel or in similar capacity with respect to the Company and receiving compensation therefor on an ongoing basis from the Company, in addition to director's fees; or (vi) with reference to a particular transaction, interested directors within the meaning of Section 2-419 of the Maryland General Corporation Law.

     The Compensation Committee determines compensation for the Company's executive officers and administers any stock incentive or other compensation plans adopted by the Company, including the Stock Option Plan. The Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options issued pursuant to the Stock Option Plan.

Salary and Bonus

     Salary and bonus are determined by the Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus for particular officers, including the Chief Executive Officer, the Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals, and the salary and bonus for the officer recommended by management.

Stock Option Grants

     The Compensation Committee is responsible for administering the Stock Option Plan, which includes determining the individuals to be granted stock option awards and defining the terms of such awards, including the number of shares subject to each option, exercise price, vesting schedule and expiration date.

     The purpose of the Stock Option Plan is to provide compensation to persons whose services are considered essential to the Company. By linking this compensation to the market performance of the Company's Common Stock, the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interests of the Company. Under the terms of the Stock Option Plan, Mr. Saul II is not eligible to participate in the plan.

     The Compensation Committee uses a subjective evaluation process to determine whether an officer or key employee should receive an option grant and the number of shares subject to stock options granted to such officer or key employee, and has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option grant. The factors considered by the Compensation Committee include the general performance of the company, the position, level and scope of responsibility of the respective officer or key employee and the officer's or key employee's anticipated performance and contributions to the Company's achievement of its long-term goals.

     During 1998, the Compensation Committee did not grant any options.

                                                            Gilbert M. Grosvenor
                                                            John R. Whitmore

PERFORMANCE GRAPH

     Rules promulgated under the Exchange Act require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and
(ii) a published industry index or peer group. The graph compares the cumulative total stockholder return of the Company Common Stock (BFS), based on the market price of the Common Stock and assuming reinvestment of dividends, with the National Association of Real Estate Investment Trust Equity Index (NAREIT) and the S&P 500 Index (S&P 500). The graph assumes the investment of $100 on January 1, 1994.

Comparison of Total Return


                                 Total Return
                             Comparative Indicies
                  ------------------------------------------
                               Saul         S&P      NAREIT
                              Centers       500      Equity
                  ------------------------------------------
                  Dec-1993     100.000    100.000    100.000
                  Jan-1994     100.078    103.350    102.910
                  Feb-1994      99.429    100.560    107.380
                  Mar-1994      96.831     96.190    103.400
                  Apr-1994     104.095     97.440    105.160
                  May-1994      98.251     99.020    107.500
                  Jun-1994      95.654     96.580    105.310
                  Jul-1994      95.168     99.770    104.790
                  Aug-1994      97.766    103.840    105.110
                  Sep-1994      93.870    101.330    103.150
                  Oct-1994      86.941    103.650     99.580
                  Nov-1994      83.694     99.850     96.150
                  Dec-1994      84.993    101.310    103.170
                  Jan-1995      93.706    103.940    100.920
                  Feb-1995      91.758    107.970    103.410
                  Mar-1995      96.303    111.170    103.000
                  Apr-1995     100.526    114.410    102.970
                  May-1995      92.085    118.920    107.350
                  Jun-1995      95.981    121.720    109.050
                  Jul-1995      97.012    125.770    110.930
                  Aug-1995      98.310    126.110    112.260
                  Sep-1995      95.713    131.400    114.190
                  Oct-1995      92.258    130.940    111.740
                  Nov-1995      89.660    136.700    112.760
                  Dec-1995      88.361    139.230    118.920
                  Jan-1996      96.012    143.970    120.880
                  Feb-1996      97.311    145.300    122.290
                  Mar-1996      96.661    146.700    121.630
                  Apr-1996      97.236    148.860    122.240
                  May-1996      93.340    152.700    125.400
                  Jun-1996      94.639    153.280    127.040
                  Jul-1996      92.687    146.510    128.000
                  Aug-1996      92.038    149.600    133.030
                  Sep-1996      95.285    158.020    135.350
                  Oct-1996     103.803    162.380    139.370
                  Nov-1996     107.050    174.650    145.720
                  Dec-1996     110.296    171.190    160.860
                  Jan-1997     116.291    181.890    162.660
                  Feb-1997     118.888    183.310    162.330
                  Mar-1997     111.096    175.780    161.980
                  Apr-1997    114.5595     186.28     157.52
                  May-1997    118.4556     197.62     162.16
                  Jun-1997    123.0011     206.47     170.04
                  Jul-1997    127.1866      222.9     175.29
                  Aug-1997    127.1866     210.42     174.87
                  Sep-1997     135.628    221.940    190.130
                  Oct-1997     130.789    214.530    184.990
                  Nov-1997     130.789    224.460    188.990
                  Dec-1997     133.711    228.320    193.450
                  Jan-1998     128.940    230.840    192.430
                  Feb-1998     133.485    247.490    189.160
                  Mar-1998     136.082    260.160    192.550
                  Apr-1998     138.526    262.800    186.280
                  May-1998     135.604    258.280    184.970
                  Jun-1998     135.280    268.770    183.720
                  Jul-1998     134.222    265.910    171.790
                  Aug-1998     132.923    227.460    155.580
                  Sep-1998     136.819    242.030    164.390
                  Oct-1998     134.215    261.710    161.350
                  Nov-1998     134.215    277.570    163.720
                  Dec-1998     132.266    293.570    159.590

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 19, 1999, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Companys outstanding Common Stock, by each director and nominee, by each executive officer named in Executive Compensation above, and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.

                                   Aggregate

                                   Number of
                                   Shares              Percent
Name of                            Beneficially          of
Beneficial Owner                   Owned (1)           Class (1)
----------------                   -------------       ---------

B. Francis Saul II                 2,784,570 (2)        21.2%
Philip D. Caraci                   131,251 (3)           1.0%
Gilbert Grosvenor                  10,151                 *
Philip C. Jackson, Jr.             55,284 (4)             *
Paul X. Kelley                     3,000                  *
Charles R. Longsworth              12,432                 *
Patrick F. Noonan                  12,902 (5)             *
B. Francis Saul III                14,116                 *
Mark Sullivan III                  5,000                  *
James W. Symington                 2,609                  *
John R. Whitmore                   12,502 (6)             *
Scott V. Schneider                 25,426 (7)             *
Christopher H. Netter              25,000 (8)             *
Charles W. Sherren, Jr.            20,000 (9)             *

All directors and officers as
a group (17 persons)               3,115,482            23.7%

* Less than 1 percent

(1) Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Includes 57,750 shares earned by directors in the Deferred Compensation Plan.
(2) Includes 2,203,591 shares owned by the B. F. Saul Real Estate Investment Trust, 145,999 shares owned by Franklin Property Co., 374,030 shares owned by Westminster Investing Corporation, 70 shares owned by Van Ness Square Corp., 18,736 shares owned by various family trusts and as custodian for a child, and 39,968 shares owned by Mr. Saul II's spouse. Mr. Saul II disclaims beneficial ownership of 39,968 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Excludes 834,123 shares owned by the B. F. Saul Company Employees Profit Sharing Retirement Trust, (the Employee Trust). Mr. Saul II is one of five Trustees for the Employee Trust and has a pecuniary interest in the Employee Trust as one of the participating employees.
(3) Includes 19,002 shares owned jointly by Mr. Caraci and his spouse, 3,175 shares owned by Mr. Caraci's spouse, and 100,000 shares subject to currently exercisable options held by Mr. Caraci. Mr. Caraci disclaims beneficial ownership of 3,175 shares owned by his spouse. Excludes 834,123 shares owned by the Employee Trust. Mr. Caraci is one of five Trustees for the Employee Trust and has a pecuniary interest in the Employee Trust as one of the participating employees.
(4) Mr. Jackson disclaims beneficial ownership of 2,500 shares owned by his spouse.
(5) Mr. Noonan disclaims beneficial ownership of 2,500 shares owned by his spouse.
(6) Mr. Whitmore disclaims beneficial ownership of 1,500 shares owned by a trust, of which he serves as trustee, for the benefit of his mother.
(7) Includes 25,000 shares subject to currently exercisable options held by Mr. Schneider and 426 shares owned by Mr. Schneider's children. Mr. Schneider disclaims beneficial ownership of 426 shares owned by his children.
(8) Represents 25,000 shares subject to currently exercisable options held by Mr. Netter.
(9) Represents 20,000 shares subject to currently exercisable options held by Mr. Sherren.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company began operations in August 1993. On August 26, 1993, The Saul Organization transferred to Saul Holdings Limited Partnership, a Maryland limited partnership (the "Operating Partnership") and two newly formed subsidiary limited partnerships (the "Subsidiary Partnerships", and collectively with the Operating Partnership, the "Partnerships"), 26 shopping center properties, one office property, one research park and one office/retail property (collectively, the "Portfolio Properties"), located primarily in the Washington, D.C./Baltimore metropolitan area and the Mid-Atlantic region of the United States, and the management functions related to the Portfolio Properties (the "Management Functions").

     Certain relationships exist among the Company and its subsidiaries, the members of The Saul Organization and the Partnerships and are discussed below.

     Management of the Current Portfolio Properties. The Company and its subsidiaries share with The Saul Organization certain ancillary functions, such as computer and payroll services, benefits administration and in-house legal services. The Saul Organization also subleases office space to the Company. The terms of all sharing arrangements, including payments related thereto, are reviewed periodically by the independent directors of the Company, who constitute six of the eleven members of the Board of Directors. Included in general and administrative expenses for the year ended December 31, 1998 are charges totalling $1,685,000 related to such shared services, of which $1,480,000 was paid prior to December 31, 1998. The Company believes that the amounts allocated to it for such shared services represent a fair allocation between The Saul Organization and the Company and it subsidiaries. The Company believes that sharing these expenses with The Saul Organization results in a savings from the expenses that would be incurred if such services were obtained from independent third parties.

     Related Party Rents. Chevy Chase Bank leases space in several of the shopping centers owned by the Company and its subsidiaries. The total rental income from Chevy Chase Bank from January 1, 1998 through December 31, 1998 was $1,192,000. The Company believes that all of the leases with Chevy Chase Bank have comparable terms to leases that would have been obtained from unrelated third parties.

     Management Personnel. The Chairman and Chief Executive Officer as well as the President and a Senior Vice President (Mr. Saul III) of the Company are officers of various members of The Saul Organization, but devote a substantial amount of time to the management of the Company. The annual compensation for these officers is fixed by the Compensation Committee of the Board of Directors each year.

     Exclusivity Agreement and Right of First Refusal. The Company has entered into an Exclusivity Agreement (the "Exclusivity Agreement") with, and has been granted a right of first refusal (the "Right of First Refusal") by, The Saul Organization. The purpose of these agreements is to minimize potential conflicts of interest between The Saul Organization and the Company and it subsidiaries. The Exclusivity Agreement and Right of First Refusal generally require The Saul Organization to conduct its shopping center business exclusively through the Company and its subsidiaries and to grant the Company a right of first refusal to purchase commercial properties and development sites that become available to The Saul Organization in the District of Columbia or adjacent suburban Maryland.

     Reimbursement Agreement. Pursuant to a reimbursement agreement among the partners in the Partnerships, The Saul Organization and those of its subsidiaries that are partners in the Partnerships have agreed to reimburse the Company and the other partners in the event the Partnerships fail to make payments with respect to certain portions of the Partnerships debt obligations and the Company or any such other partners personally make payments with respect to such debt obligations. As of December 31, 1998, the maximum potential obligation of The Saul Organization and its subsidiaries under the agreement was $211.0 million. The Company believes that the Partnerships will be able to make all payments due with respect to their debt obligations.

     Property Acquisition. In April 1998, the Company purchased, through its operating partnership, a 46,227 square foot office/flex property known as Avenel
IV. The $5,600,000 purchase price consisted of $3,657,000 in variable rate debt assumption, with the balance paid through the issuance of 105,922 new units in Saul Centers operating partnership. The seller was a member of The Saul Organization.

                             INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, Arthur Andersen LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

     A representative of Arthur Andersen LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative also will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     It is presently contemplated that the 2000 annual meeting of stockholders will be held in mid-April 2000. Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2000 must be received at the Company's office at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, no later than November 5, 1999.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement.

                                           By order of the Board of Directors

                                           /s/ Scott V. Schneider
                                           Scott V. Schneider
                                           Chief Financial Officer and Secretary

March 12, 1999
Chevy Chase, Maryland

                              SAUL CENTERS, INC.
                  A Proxy for Annual Meeting of Stockholders
                                April 23, 1999
               This Proxy is solicited by the Board of Directors

The undersigned hereby appoints B. Francis Saul II and Philip D. Caraci, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the "Company") which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on April 23, 1999, at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 12, 1999, a copy of which has been received by the undersigned as follows:

        1. TO ELECT FOUR DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2002

        [_] GRANT AUTHORITY to vote for all nominees listed below.

        [_] WITHHOLD AUTHORITY to vote for all nominees listed below.

        B. Francis Saul II; Mark Sullivan III; James W. Symington; John R. Whitmore

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
                         (Please sign on reverse side)

2. OTHER MATTERS.

   GRANT AUTHORITY upon such other matters as may come before the meeting as they determine to be in the best interest of the Company.

   [ ]FOR                    [ ]AGAINST                 [ ]ABSTAIN

                                                  THIS PROXY WILL BE VOTED AS
                                                  DIRECTED OR, IF NO DIRECTION
                                                  IS GIVEN, WILL BE VOTED "FOR"
                                                  THE MATTERS STATED.

                                                  Dated:              , 1999
                                                        --------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of Stockholder(s)

IMPORTANT: Please mark this Proxy, date it, sign it exactly as your name(s) appear(s) and return it in the enclosed postage paid envelope. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.